002 Putnam Growth and Income Fund attachment
10/31/04 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	Putnam Management has agreed to assume certain expenses
incurred by the fund in connection with allegations of improper short-term trading activity. During the funds year ended October 31, 2004, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $826,556.


72DD1 (000s omitted)

Class A		189,765
Class B		25,675
Class C		808

72DD2 (000s omitted)

Class M		1,551
Class R		0
Class Y		28,138

73A1 (000s omitted)

Class A		0.253
Class B		0.121
Class C		0.115

72A2 (000s omitted)

Class M		0.160
Class R		0.234
Class Y		0.23

74U1 (000s omitted)

Class A		672,761
Class B		189,044
Class C		6,075

74U2 (000s omitted)

Class M		8,091
Class R		11
Class Y		96,356


74V1

Class A		18.07
Class B		17.80
Class C		17.99


74V2

Class M		17.95
Class R		18.03
Class Y		18.10